Exhibit 10.8

U.S. GOLDMINING INC.

Suite 200, Office 203

301 Calista Court

Anchorage, AK 99518

April 6, 2023

Drexel Hamilton, LLC

110 East 42nd Street

Suite 1502

New York, Ny 10017

Re:	Initial Public Offering

Ladies and Gentlemen:

This will confirm our discussions relating to Drexel Hamilton, LLC (“Drexel”) serving as dealer in the contemplated initial public offering (the “IPO”) of U.S. Goldmining Inc. (the “Company”). In particular, the Company and Drexel hereby agree that in addition to any selling concessions that are payable to Drexel for serving as a dealer in the IPO, as described in the IPO, the Company agrees that Drexel will be compensated an additional $25,000 fixed payment for seeking to introduce investors who will purchase round lots of at least 100 shares in the IPO on the closing date of the Company’s IPO out of the flow of funds. The term of this Agreement shall begin upon the date hereof and terminate on the closing date of the Company’s IPO and is an addendum to any other agreement entered into between the Company and Drexel.

By accepting this Agreement and acting as a dealer in the IPO, Drexel represents, warrants and covenants to the Company that, now and during the term of this Agreement:

1.	Drexel is an entity organized, validly existing and in good standing under the laws of the state or country of its formation, with all requisite power and authority to enter into this letter agreement and to carry out its obligations hereunder, including that its activities with respect to the IPO are permitted under Drexel’s Membership Agreement with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

2.	this letter agreement, when executed by Drexel, will have been duly authorized, executed and delivered by Drexel and will be a valid and binding agreement enforceable in accordance with its terms and entering into and conducting the activities referred to herein shall not violate, conflict with, cause a default of or breach any agreement, law, order, obligation or instrument by which Drexel is bound;

3.	Drexel is duly registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and with various states as required by applicable law; is qualified to act as a dealer in the states or other jurisdictions in which the Company offers the securities of the Company and is a member in good standing with FINRA, and currently maintains all required broker-dealer registrations, and its Representatives (hereafter defined) current maintain all required agent/salesperson registrations, under FINRA rules and applicable state Blue Sky laws necessary to perform its and their activities with respect to the IPO;

4.	Drexel and its personnel conducting activities with respect to the IPO (“Representatives”) shall comply with applicable law, including suitability determinations, and Regulation Best Interest and its disclosure obligations, and Drexel shall provide to the Company upon request evidence of such compliance, which obligation shall survive the termination of this letter agreement;

5.	Neither Drexel nor any of its Representatives are subject to any statutory disqualification and other than as disclosed in writing to the Company, have not committed any acts described in SEC Rule 506(d) and there are no pending, threatened or contemplated actions, arbitrations, suits, for-cause inspections, subpoenas, proceedings or investigations before or by any court, governmental, administrative, regulatory (including self-regulatory) body against or involving Drexel or any of its Representatives, or to which Drexel or any of its Representatives is a party, or to which its assets are subject;

6.	Drexel shall not provide any offering materials, or solicit any investors, with respect to the IPO in Canada or any other jurisdiction outside of the United States; and

7.	Drexel shall promptly notify the Company in writing if any of the foregoing are or become untrue or incomplete.

Best regards,

/s/ Timothy Smith

Timothy Smith
Chief Executive Officer

AGREED AND ACCEPTED:

Drexel Hamilton, LLC

By:	/s/ Anthony Felice
Name:	Anthony Felice
Title:	Managing Partner

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